                                                                      Exhibit 13



                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)


     The undersigned acknowledge and agree that the foregoing Statement on
Schedule 13D with respect to the beneficial ownership by each of the undersigned of shares of Global Crossing Limited is filed jointly on behalf of each of the undersigned and that all subsequent amendments to the Statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. This joint filing agreement may be included as an exhibit to such joint filing. Each of the undersigned acknowledges that each shall be responsible for the timely filing of such amendments with respect to information concerning such undersigned reporting person, and for the completeness and accuracy of the information concerning such undersigned reporting person, contained therein, but shall not be responsible for the completeness and accuracy concerning the others, except to the extent that such reporting person knows or has reason to believe that such information is inaccurate. This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Date: December 19, 2003


                                        TEMASEK HOLDINGS (PRIVATE) LIMITED


                                        By: /s/ Jeffrey Chua
                                            ------------------------------------
                                        Name:  Jeffrey Chua
                                        Title: Director, Legal/Secretariat



                                        SINGAPORE TECHNOLOGIES PTE LTD


                                        By: /s/ Chia Yue Joo
                                            ------------------------------------
                                        Name:  Chia Yue Joo
                                        Title: Director, Legal



                                        SINGAPORE TECHNOLOGIES TELEMEDIA PTE LTD


                                        By: /s/ Pek Siok Lan
                                            ------------------------------------
                                        Name:  Pek Siok Lan
                                        Title: Company Secretary

                                        STT COMMUNICATIONS LTD


                                        By: /s/ Pek Siok Lan
                                            ------------------------------------
                                        Name:  Pek Siok Lan
                                        Title: Company Secretary



                                        STT CROSSING LTD


                                        By: /s/ Pek Siok Lan
                                            ------------------------------------
                                        Name:  Pek Siok Lan
                                        Title: Director

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